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                                                                      EXHIBIT 17

                                             23-95/11 Short (Computer Generated)
                                                   (All Provinces except Quebec)
                          For consumer loans and business loans up to $1 million

                                  [CIBC Logo]

                          Securities Pledge Agreement
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                                                                                                  05910, Brentwood Shopping Centre
                                                                                                  4567 Lougheed Hwy.
                   CityXpress.Com Corp                                                            Burnaby, B.C. V5C 3Z6
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
Last Name            First Name             First Initial            Fund Account No.                       Banking Office
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         By signing this agreement, you agree with us, CANADIAN IMPERIAL BANK OF
COMMERCE, CIBC SECURITIES INC. and CIBC TRUST (referred to in this Agreement collectively as "CIBC"), as follows:

1. PLEDGE OF SECURITIES. As a general and continuing collateral security for the due payment of the Debts, you pledge to CIBC, and CIBC takes a security interest in, the following Collateral:

    [ ]  (a) Specific Securities: the Securities described below or on any schedules attached to this Agreement or later given to us.
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                       DESCRIPTION OF SPECIFIC SECURITIES
         (DESCRIBE TYPE AND NUMBER OF SECURITIES, AS WELL AS PAR VALUE,
                  COUPON RATE, MATURITY DATE, AS APPLICABLE.)
Money Market Investment in the amount of $25,000.00


[ ] As specified in the attached schedule(s) (if the space above is insufficient).
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 Note: if mutual funds are being pledged, please state name of company, name of mutual fund(s), account number and the specific number of units to be hypothecated.

[ ] (b) All Securities: all Securities you now own and any you may own in the future.

[ ] (c) All Securities; limited amount: all Securities as above, but limited to Securities having a market value of

         $25,000.00, or if mutual funds __________________________ units.

[ ] (d) Bank balance: the credit balance of your account No.________________.

[ ] (e) Bank balance; limited amount: the first _____________ of your account

        No._______________________.

   Note: If we, CIBC, don't tick any box and if the Description in box (a) is blank, then box (b) will be considered to have been checked off.

2. [ ] PLEDGE OF SECURITIES IN FAVOUR OF SOMEONE ELSE. You are pledging the Securities to us as continuing collateral security for the Debts of our customer _____________________________________ (the "Customer"). This is the
    same as a guarantee of the Customer's Debts. You should be aware that we may make changes to the Debts without either notice to you or your consent. We may, for example, increase the amount of the Debts; we may change the interest rate, the Loan payment amounts, the term, or the amortization period; we may discharge any security we hold, or let it lapse, or simply not take or not register any security; we may give the Customer extra time to pay the Debts; and we may make other arrangements with the Customer and with other guarantors in any manner we consider appropriate.

   NOTE: ADDITIONAL TERMS AND CONDITIONS. THE ADDITIONAL TERMS AND CONDITIONS ON THE REVERSE FORM PART OF THIS AGREEMENT.

3. COPY OF THE AGREEMENT. You acknowledge that you have received a copy of this Agreement.

   January 31, 2000                     ??????????? CEO
   --------------------------------     ----------------------------------------
                 Date                                   Signature


   January 31, 2000                     ??????????? COO & CFO
   --------------------------------     ----------------------------------------
                 Date                                   Signature

 Note: If a corporation, the office (such as "President" or "Secretary") of the person signing should be noted below that person's signature.

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PPSA INFORMATION (FOR PPSA PROVINCES): FOR INDIVIDUALS ONLY, record the following information:

                                                     Birth Date*              Sex
First and second names in full; surname         Year     Month    Day         M/F
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*    For Alberta, Ontario, Saskatchewan and the Yukon, record: day/month/year.
     For British Columbia and Manitoba, New Brunswick and Nova Scotia record: year/month/day.
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                        ADDITIONAL TERMS AND CONDITIONS


4. MANAGING YOUR SECURITIES. It is your responsibility to manage your Securities, and take any steps you consider appropriate, even if the Securities are in our possession. We are not responsible for taking any of those actions for you, and we will not be liable to you if we don't.

5.       OWNERSHIP AND DEALINGS.
         (1) Ownership. You own the Collateral free and clear of any charges, liens or security given by you in favour of any other lender. You will keep the Collateral free and clear until this Agreement ends.
         (2) Dealings with Collateral. You will not, without our prior consent, pledge, sell or otherwise deal with any of the Collateral.

6. CHARGES AND EXPENSES. You will pay us on demand all expenses paid by us as well as fees charged by us in connection with (i) making, amending or discharging any registration of our security under this Agreement, and (ii) exercising any of our rights under this Agreement (including taking the Collateral and selling it). If you have not paid all amounts that you owe under this section 6, they will be added to the Debts and will bear interest at CIBC's prime rate.

7. REGISTRATIONS. We may register and renew our security under this Agreement. If permitted by law, you waive the right to sign or receive a copy of any financing statement, financing change statement, or verification statement that relates to this Agreement. We may mail you (or if more than two people sign this Agreement, to any one of you) any notice relating to registration by prepaid first class mail, and you will be considered to have received it 10 days after the mailing date.

8. DEFAULT. In addition to our other rights (under this Agreement or any other agreement with CIBC); and without affecting our right to demand payment of the Debts in the appropriate circumstances, we will not become entitled to sell the Collateral until one or more of the following events happens (referred to in this Agreement as "Default"):

         (a) any of the Debts are not paid when due;
         (b) you breach any term of this Agreement or any other agreement you have with us (and, if you are not the Customer, the Customer breaches any term of any agreement the Customer has with us); or
         (c) you become insolvent or bankrupt; or you make a proposal, or file a notice of intention to make a proposal, under the Bankruptcy and Insolvency Act (Canada) or any similar legislation; or a petition in bankruptcy is filed against you (and, if you are not the Customer, any of these things happen to the Customer).

9. RIGHTS UPON DEFAULT. Upon Default, we will (to the extent permitted by law) have the following rights:

         (1) Realization. We may take the Collateral and sell it.
         (2) Proceeds. We may apply all Proceeds we receive first to repay any amounts that you owe under section 6. The balance will be applied against the Debts as we see fit.

10.      DEFINITIONS. In this Agreement:

         (1) "Collateral" means all Securities, all Related Interests, and all Proceeds.
         (2) "Debts" means all of your present and future indebtedness and liability to us (including liability under any guarantee that you have given or may give us) and, if you are not the Customer and section 2 is completed, means all Debts of the Customer to us.
         (3) "Proceeds" refers to what you get, or are entitled to get, from any Securities or Related Interests, and includes (among other things) money, dividends, other securities, interest, distribution, warrants and options, and insurance money.
         (4) "Related Interests" means any renewals of, substitutions for and additions to any Securities.
         (5) "Securities" means all securities (including among other things shares, term deposits, GICs, mutual fund units, bonds, debentures, warrants and options), and if box 1(d) or (e) is checked, includes the credit balance in the bank account. The term also includes any securities specifically described in Schedule A, plus those described in any other schedule or listing that you may later sign and give to us.
         (6) "Unit" means a share in a mutual fund.